Registration Nos. 333-31333 and 33-
                         63145
                                          Filed under Rule
                                          424(b)(3)

PRICING SUPPLEMENT NO. 3 DATED SEPTEMBER 17, 1997
(To Prospectus dated July 28, 1997, as supplemented by
Prospectus Supplement dated July 31, 1997)


                     GTE CORPORATION  [LOGO]

                   MEDIUM-TERM NOTE, SERIES A
           DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                          (Fixed Rate)


Principal Amount:  $75,000,000  Interest Rate:  6.60%
Issue Price:  100.00%           Trade Date:  September 17, 1997
Selling   Agents'   Commission:   0.600%       Settlement   Date:
September 22, 1997
Net   Proceeds   To  Issuer:   $74,550,000     Stated   Maturity:
September 22, 2005


Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Default Rate:  6.60%

Form:  Book-Entry

Original Issue Discount Note:  No

Authorized Denomination:  $1,000 and integral multiples thereof

Specified Currency:  United States Dollars

Exchange Rate Agent:  N/A

Redemption Commencement Date(s):  None Prior to Stated Maturity

Optional Repayment Date(s):  None Prior to Stated Maturity

Addendum Attached:  No

Selling Agents' Capacity: $72,000,000 as Agent and $3,000,000  as
Principal

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[X] GOLDMAN, SACHS & CO.
                    [X] MERRILL LYNCH & CO.
                                        [X] SALOMON BROTHERS INC